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Antwerp Diamond Bank NV                                                   [LOGO]


Confidential                           Antwerpen, 30th December 2005

                                       LAZARE KAPLAN INTERNATIONAL INC.
                                       19 West 44th Street, 16th floor

                                       NEW YORK (NY) 10036
                                       USA


This letter replaces our confirmation letter and also our addendum to that letter dated 18th July 2005.

Dear sirs


Referring to our recent conversations we have the pleasure to confirm that our Bank is willing to continue the existing bankrelation and credits, with retention of the existing guarantees and collaterals, without debt novation and subject to the modalities and conditions as stipulated here below.

1.  Amount
    An uncommitted credit of a counter value of maximum 45.000.000 US$ (forty-five million US dollar). Drawings will only be permitted in US dollar and Euro.

2.  Utilization forms and modalities
    In principle the aforesaid credit is only to be utilized for overdrafts in current accounts. Utilization, other than overdrafts in current accounts (e.g. straight loans, discount, bank guarantees issued by us, forward contracts, ...), as well as utilization not directly connected to your diamond activities, always require a preliminary and explicit consent of our Bank.

3.  Interest conditions
    With regard to the overdrafts in current accounts, following interests and provisions will be charged:
    debit interest: for utilization in EUR : floating base rate EUR-ADB (presently 3,45% per annum) increased with 1,50% per annum; for utilization in US$: Libor US$ fixing 3 months increased with 1,60% per annum.
    Base rate-ADB equals the per annum rate of interest announced by the Bank from time to time at its head office in Antwerp.
    Changes in aforesaid base rates will be communicated as the occasion arises, either by letter or by computer generated message.
    With regard to possible other utilization (cf. supra) the debit interest and/or commission will be fixed the moment these utilization are authorized. For possible overdrawing of credit facilities (cf. article 6 of our General Credit Granting Conditions) the Bank has the right to increase aforesaid conditions with maximum 0,5% per annum.




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                 Pelikaanstraat 54 o B-2018 Antwerpen o Belgium
                tel +32 (0)3 204 72 04 o fax +32 (0)3 233 90 95 o
                    telex 31673 ADIABA B o Swift ADIA BE 22
             BTW BE 0404 465 551 RPR-Antwerpen o P.R. 000-0018639-15





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                                                                             p 2

                                       Antwerpen, 30th December 2005

                                       LAZARE KAPLAN INTERNATIONAL INC.
                                       19 West 44th Street, 16th floor

                                       NEW YORK (NY) 10036
                                       USA



4.  General Conditions
    The granting of this credit is governed by our General Conditions for Banking Operations and by our General Credit Granting Conditions of which you already received a copy and to which you already explicitly agreed and enclosed addendum dated 20th December 2005. As far as necessary the acceptance of this credit reconfirms your agreement with said General Conditions. We stipulate further that the credit granted by our Bank implies that you will at least once a year provide us with a full insight information in your financial structure and that you will offer no personal guarantees and/or collateral to any other financial institution or to any third party without the preliminary and written consent of our Bank, except as for the stipulations in your letter dated 8th September, 1999 as relates to certain security interests granted to Diamond Innovations (f/k/a GESI) and except as for certain guarantees in connection with the existing unsecured loan agreements involving ABN AMRO/ Bank Leumi and HSBC and except as for certain guarantees/collateral in connection with loan agreements involving Nedbank, as previously agreed by us.

    Without prejudice to the foregoing, personal guarantees or collateral covering a credit or granted, for whatever reason, to other financial institutions or to third parties will, in all instances also have to be granted to the Bank in proportion to the credit granted by the latter.

5.  Guarantees and Commitments
    As guarantee for all amounts you are or will be due to our Bank in view of this credit, following guarantees are granted in favor of our Bank:
    - a several and indivisible corporate guarantee of LAZARE KAPLAN EUROPE INC., for the total engagements
    - a several and indivisible corporate guarantee of LAZARE KAPLAN AFRICA INC., for the total engagements
    - a several and indivisible corporate guarantee of LAZARE KAPLAN JAPAN INC., for the total engagements

    Moreover you commit yourself to hand over to us the following information on a regular basis:
    - yearly audited Financial Statements (consolidated figures) due by September 15
    - quarterly Financial Statements (consolidated figures) due 60 days after the last day of the quarter
    - quarterly statement of covenant compliance due 60 days after the last day of the quarter
    - monthly a detailed list of outstanding receivables + information on the prepayments to Angola (diamonds from mines )
    -  monthly overview debit positions other banks (consolidated figures)

    and durably to notify us should you fail to meet following conditions :
    - unless prior written notice to the Bank, your business offices should be maintained at the present address and your certificate of incorporation and/or by-laws are to remain unchanged
    - duty to inform ADB as soon as possible if the revolving committed lines of ABN AMRO and HSBC would not be renewed or in default




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                 Pelikaanstraat 54 o B-2018 Antwerpen o Belgium
                tel +32 (0)3 204 72 04 o fax +32 (0)3 233 90 95 o
                    telex 31673 ADIABA B o Swift ADIA BE 22
             BTW BE 0404 465 551 RPR-Antwerpen o P.R. 000-0018639-15





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                                                                             p 3

                                       Antwerpen, 30th December 2005

                                       LAZARE KAPLAN INTERNATIONAL INC.
                                       19 West 44th Street, 16th floor

                                       NEW YORK (NY) 10036
                                       USA



    - at the end of each of its fiscal quarters Working Capital (*) of not less than 80.000.000 US$
    - at the end of each of its fiscal quarters, Tangible Net Worth (*) of not less than 85.000.000 US$
    - at the end of each of its fiscal quarters, a ratio of Total Funded Debt (*) to Tangible Net Worth (*) of not more than 1,50 to 1,00
    - as of the end of each of its fiscal years, a ratio of EBITDA (*) to Interest Expense (*) of not less than 1,25 to 1,00
    -  duty to inform ADB if financial covenants from HSBC have changed
    - all information given by you to your American bankers related to the observance of the covenants imposed by them is to be given simultaneously to our Bank
    Additional or complementary collateral which we would obtain (cf. art. 15 of our aforesaid General Credit Granting Conditions) will also be registered in our books.

(*) as defined in the Revolving Loan Agreement dated September 28, 2004. (amended from time to time) by and between Lazare Kaplan International Inc. as Borrower and HSBC bank USA, National Association as lender.

For the sake of good order we remind you that the credit facility described herein is not a committed facility : no commitment fee will be charged, but we may terminate the credit facility at any time and for any reason, even though you may have complied with all of the terms and conditions enumerated herein.

Unless your agreement, the above-mentioned credit proposal is only valid during two weeks; we therefore kindly request you to confirm your agreement with the contents of the present letter by returning to us within 15 days the attached copy of this letter, signed by your legal representatives, under your company's seal and hand-written statement "seen and approved".


                                       Yours faithfully,







                   Christine Ver Elst                    Kurt Beckers
                     Vice President                  Senior Vice President
               International Credit Risks             Account Management






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                 Pelikaanstraat 54 o B-2018 Antwerpen o Belgium
                tel +32 (0)3 204 72 04 o fax +32 (0)3 233 90 95 o
                    telex 31673 ADIABA B o Swift ADIA BE 22
             BTW BE 0404 465 551 RPR-Antwerpen o P.R. 000-0018639-15